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                                                                   EXHIBIT 10.21

                              QUALCOMM INCORPORATED

                              EXECUTIVE RETIREMENT
                           MATCHING CONTRIBUTION PLAN
                            (as amended and restated)

                                                Effective Date: December 1, 1995
                                 Amended and Restated Effective: August 26, 1996
                               Amended and Restated Effective: December l8, l997
                                Amended and Restated Effective: January 19, 1998
                                  Amended and Restated Effective: April 24, 1998
                                  Amended and Restated Effective: August 1, 1998
                               Amended and Restated Effective: February 20, 1999
                                 Amended and Restated Effective: January 1, 2000 Amended and Restated Effective: January 1, 2003
                                Amended and Restated Effective November 30, 2003

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                                    ARTICLE 1
                                  INTRODUCTION

      WHEREAS, QUALCOMM INCORPORATED (the "Company") has established a supplementary employee retirement plan as set forth herein (the "Plan") to provide deferred compensation for a select group of management or highly compensated employees of the Employer, originally effective December 1, 1995; and

      WHEREAS, the Company amended and restated the Plan on August 26, 1996, to refine the definition of "Base Salary;" on December 18, 1997, to limit the instances in which termination of employment following a Change of Control will fully vest the benefits provided to participants in the Plan, on January 19, 1998, to provide for the discretionary allocation of contributions by the Board, to the accounts of Participants, on April 24, 1998, to adjust the formula for Matching Contributions in order to improve the benefits provided to Participants in the Plan and to add additional vesting schedules to allow certain participants to accelerate the vesting in their participant Accounts, on August 1, 1998, to allow the transfer of funds under limited circumstances to or from certain other nonqualified, unfunded, deferred compensation plans and to determine when a termination of employment has occurred, on February 20, 1999 to permit employment with the Company's Affiliate, Wireless Knowledge, Inc. to be considered for purposes of certain types of vesting under the Plan, and effective as of January 1, 2000 to amend the Plan to add an additional alternate vesting schedule, and effective as of January 1, 2003 in order to clarify the treatment of dividends paid on shares of Company common stock held by the Trust; and

      WHEREAS, the Company has the legal authority to establish the Plan pursuant to the laws of the State of Delaware and to amend the Plan pursuant to
Section 10.1 of the Plan; and

      WHEREAS, the Company intends to provide under the Plan that the Company shall pay to Participants and their beneficiaries the entire cost of benefits under the Plan from its general assets and set aside contributions by the Company to meet its obligations under the Plan; and

      WHEREAS, the Company intends that the assets of the Plan and its accompanying trust shall at all times be subject to the claims of the general creditors of the Company in the event of the financial insolvency of the Company; and

      WHEREAS, the Company intends that any rights of Participants in the Plan and their beneficiaries be unsecured and unfunded for purposes of tax law and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"); and

      WHEREAS, the Company wishes to amend the Plan to provide that, for any contribution made to the Plan on or after November 30, 2003, that the Plan's definition of "Change of Control" be revised as provided in Article 2;

      NOW, THEREFORE, the Company does hereby amend and restate the Plan as follows, effective as of November 24, 2003, and does also hereby agree that the assets of the Plan shall be identified, held, invested, and disposed of as follows:

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                                    ARTICLE 2
                                   DEFINITIONS

      "AFFILIATE" includes any entity which controls, is controlled by, or is under common control with the Company.

      "BENEFICIARY" means the beneficiary or beneficiaries designated by the Participant who are to receive any distributions from the Plan payable upon the death of the Participant.

      "BASE SALARY" means wages as defined in Section 3401(a) of the Code, any annual cash incentive bonus which is normally paid by the Employer to a Participant in December, and all other payments of compensation to a Participant by the Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the Participant a written statement under
Section 6041(d) or Section 605l(a)(3) of the Code, excluding the following items: any bonus other than an annual cash incentive bonus which is normally paid by the Employer to a Participant in the month of December, commissions, the value of a qualified, incentive, or non-qualified stock option granted to the Participant by the Company to the extent such value is includable in the Participant's taxable income, reimbursements or other expense allowances, fringe benefits (cash and non-cash), moving expenses, deferred compensation and welfare benefits, and in-service withdrawals of amounts from the Plan or the Executive Retirement Plan, but including amounts that are not includable in the gross income of the Participant under a salary reduction agreement by reason of the application of Sections 125, 402(a)(8), 402(h), or 403(b) of the Code or by reason of an election of the Participant to defer amounts of base salary under the Executive Retirement Plan. Base Salary must be determined without regard to any rules under Section 3401(a) of the Code that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2) of the Code).

      "BOARD" means the Company's Board of Directors.

      "CAUSE" means any of the following: (i) an intentional act which materially injures the Company (or any surviving entity following a Change of Control); (ii) an intentional refusal or failure to follow lawful and reasonable directions of the Board (or comparable body of the surviving entity following a Change of Control) or an individual to whom the Participant reports (as appropriate); (iii) a willful and habitual neglect of duties; or (iv) a conviction of a felony involving moral turpitude which is reasonably likely to inflict or has inflicted material injury on Company (or any surviving entity following a Change of Control).

      "CHANGE OF CONTROL" shall mean, with respect to any contribution made prior to November 30, 2003, a (i) a merger or consolidation in which the Company is not the surviving corporation, (ii) a reverse merger in which the Company is the surviving corporation, but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, (iii) a transaction in which beneficial ownership of at least thirty percent (30%) of the shares of the Company's common stock is no longer held by those shareholders (or their affiliates) holding such beneficial ownership immediately prior to such transaction, (iv) the sale of all or

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substantially all of the Company's assets, or (v) the acquisition by any person or group of related persons of beneficial ownership of at least thirty percent (30%) of the Company's outstanding voting securities. Notwithstanding the foregoing however, "Change of Control" shall mean, with respect to any contribution made on or after November 30, 2003, an Ownership Change Event or a series of related Ownership Change Events (collectively, a "Transaction") wherein the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company's voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the Company or, in the case of the sale, exchange, or transfer of all or substantially all, as determined by the Board in its discretion, of the assets of the Company, the corporation or other business entity to which the assets of the Company were transferred (the "Transferee"), as the case may be. The Board shall determine in its discretion whether multiple sales or exchanges of the voting securities of the Company or multiple Ownership Change Events are related.

      "COMPENSATION COMMITTEE" means the Compensation Committee of the Company's Board of Directors.

      "EARLY RETIREMENT AGE" means the time that a Participant attains age 62-l/2 while employed by the Employer and completes ten (10) Years of Service for Vesting (as defined in the Executive Retirement Plan).

      "EFFECTIVE DATE" means December 1, 1995.

      "ELIGIBLE EMPLOYEE" means an employee of the Employer who is a member of a select group of management or highly compensated employees and who has been chosen by the Plan Administrator, in the Plan Administrator's sole discretion, to be eligible to participate in the Plan. For purposes of the Plan, the phrase "select group of management or highly compensated employees" in a given Plan Year shall include those individuals selected by the Plan Administrator from that group of individuals who hold the position of Office of the Chair, Corporate Senior Vice President, Division President, Corporate Vice President, Division Senior Vice President, Division Vice President, or a position of equivalent seniority and responsibility with the Employer.

      "EMPLOYER" means QUALCOMM Incorporated, a Delaware corporation, QUALCOMM Investments, QUALCOMM International, any succeeding or continuing corporation of any of the foregoing, and any other parent or subsidiary corporation of the Company which the Compensation Committee permits to adopt the Plan.

      "ENROLLMENT AGREEMENT" means the agreement or agreements entered into by a Participant under the Executive Retirement Plan which specifies the Participant's Beneficiary and the Participant's election of form of payment on termination of employment and certain withdrawals during employment.

      "EXECUTIVE RETIREMENT PLAN" means the QUALCOMM Incorporated Executive

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Retirement Contribution Plan, adopted effective as of December 1, 1995, as amended from time to time.

      "FAIR MARKET VALUE" means, with respect to a single day on which the Company's common stock is actively traded on the public market, the closing sales price for the Company's common stock for such day as reported on an established securities exchange or automated quotation system (including NASDAQ) on which the Company's common stock is traded, or if the stock is actively traded on more than one such exchange or system, the one with the highest trading volume for the Company's common stock on such day.

      "GOOD REASON" means (i) reduction of Participant's rate of compensation as in effect immediately prior to the occurrence of a Change of Control, (ii) failure to provide a package of welfare benefit plans which, taken as a whole, provide substantially similar benefits to those in which the Participant is entitled to participate immediately prior to the occurrence of a Change of Control (except that employee contributions may be raised to the extent of any cost increases imposed by third parties) or any action by the Company which would adversely affect Participant's participation or reduce Participant's benefits under any of such plans, (iii) change in Participant's responsibilities, authority, title or office resulting in diminution of position, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith which is remedied by the Employer promptly after notice thereof is given by Participant, (iv) request that Participant relocate to a worksite that is more than 50 miles from his or her prior worksite, unless Participant accepts such relocation opportunity, (v) material reduction in Participant's duties, (vi) failure or refusal of a successor to the Employer to assume the Employer's obligations under the Plan, or (vii) material breach by the Employer or any successor to the Employer of any of the material provisions of the Plan.

      "NORMAL RETIREMENT AGE" means the time that a Participant attains age 65 while employed by the Employer.

      "OWNERSHIP CHANGE EVENT" shall be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company;
(ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all, as determined by the Board in its discretion, of the assets of the Company; or (iv) a liquidation or dissolution of the Company.

      "PARTICIPANT" means any Eligible Employee selected by the Plan Administrator and any individual whose benefits under the Plan have not been distributed in their entirety.

      "PARTICIPANT'S ACCOUNT" means the individual account maintained for a Participant by the Plan Administrator in accordance with the terms of the Plan and the Trust Agreement.

      "PLAN ADMINISTRATOR" means the committee of one or more individuals selected by the Compensation Committee to control and manage the operation and administration of the Plan.

      "PLAN YEAR" means the 12 consecutive month period beginning on January 1 and ending

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on the following December 31. Notwithstanding the foregoing, the Plan's initial
Plan Year shall commence on December 1, 1995 and end on December 31, 1995.

      "TOP HAT PLAN" means a non-qualified deferred compensation plan for a select group of management or highly compensated employees within the meaning of section 401(a)(1) of ERISA.

      "TRUST" means the legal entity created by the Trust Agreement.

      "TRUST AGREEMENT" means that trust agreement entered into between the Company and the Trustee to hold the assets of the Plan.

      "TRUSTEE" means the original Trustee named in the Trust Agreement and any duly appointed and acting successor Trustee(s) which shall be appointed by the Employer and may consist of one or more persons.

                                    ARTICLE 3
                                  CONTRIBUTIONS

      3.1 All non-discretionary contributions ("Match Contributions") to the Plan with respect to a given Participant shall be made by the Company in the amount determined under the following formula.

      The Company will make a Match Contribution to the Plan with respect to a Participant for a Plan Year in an amount equal to fifty percent (50%) of the amount which such Participant has authorized to be withheld from his or her compensation (as defined in the Executive Retirement Plan) which would have otherwise been paid during such Plan Year and which is contributed to the Executive Retirement Plan on his or her behalf.

      For Plan Years prior to Plan Year 1998, the Match Contribution to the Plan with respect to a Participant for a given Plan Year shall not exceed 7.5% (or 50% of 15%) of such Participant's Base Salary for the fiscal year of the QUALCOMM Inc. Employee Savings and Profit Sharing Plan (the "401(k) Plan") which ends with or within the Plan Year, reduced by the lesser of 50% of the limit established under section 402(g) of the Code for the calendar year which ends with or within such Plan Year (i.e., 50% of $9,240 for calendar year 1995) or 50% of the maximum amount which the Plan permits a Participant to contribute to the 401(k) Plan for the fiscal year of the 401(k) Plan which ends with or within such Plan Year (the "401 (k) Annual Matching Contribution Limit").

      For Plan Year 1998, the Match Contribution to the Plan with respect to a Participant shall not exceed the sum of 7.5% (or 50% of 15%) of the wages portion of such Participant's Base Salary (excluding all items of compensation listed as being excluded from the definition of Base Salary and also excluding the annual cash incentive bonus that is normally paid by the Employer to the Participant in the month of December) and 10% (or 50% of 20%) of the portion of such Participant's Base Salary that is attributable to the annual cash incentive bonus that is normally paid by the Employer to the Participant in the month of December for the fiscal year of the 401(k)

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Plan which ends with or within the Plan Year, reduced by the lesser of 50% of the limit established under section 402(g) of the Code for the calendar year which ends with or within such Plan Year (i. e., 50% of $10,000 for calendar year 1998) or 50% of the 401(k) Annual Matching Contribution Limit.

      For Plan Years commencing after Plan Year 1998, the Match Contribution to the Plan with respect to a Participant for a given Plan Year shall not exceed 10% (or 50% of 20%) of such Participant's Base Salary for the fiscal year of the 401(k) Plan which ends with or within the Plan Year, reduced by the lesser of 50% of the limit established under section 402(g) of the Code far the calendar year which ends with or within such Plan Year or 50% of the 401(k) Annual Matching Contribution Limit.

      The Company's Match Contribution to the Plan for a given Participant for a specified quarterly contribution period as described in Section 3.4 shall be equal to fifty percent (50%) of the amount which the Participant has authorized to be withheld from his or her compensation (as defined in the Executive Retirement Plan) for contribution to the Executive Retirement Plan which would have otherwise been paid during such quarterly contribution period, subject to a maximum of 2.5% (1.875% for Plan Years prior to Plan Year 1998) of such Participant's Base Salary for the fiscal year of the 401(k) Plan ending with or within the Plan Year with respect to which such quarterly contribution is made, and further reduced by 25% of the 401(k) Annual Matching Contribution Limit for the fiscal year of the 401(k) Plan ending with or within the Plan Year in which such quarterly contribution period falls. Notwithstanding the foregoing, the Company's Match Contribution to the Plan for a given Participant for the final quarterly contribution period for a given Plan Year shall be equal to the annual Match Contribution for such Participant for that Plan Year calculated by applying the rules set forth in the preceding paragraph, reduced by the sum of the Match Contributions made by the Company for the first three quarterly contribution periods of that Plan Year. Furthermore, notwithstanding any other provision of the Plan to the contrary, the Company's Match Contribution for a given Participant for a specified quarterly contribution period shall be rounded up to the next whole number of shares of the Company's common stock. No Participant shall be permitted to make or authorize any contributions to the Plan, whether by means of authorized withholding and deferral of compensation or otherwise.

      Notwithstanding the foregoing, the Company shall not make a Match Contribution to the Plan with respect to any amounts a Participant will contribute to the Executive Retirement Plan as a result of the special one time vacation accrual distribution payment, to be paid according to the Company's vacation accrual distribution payment program on April 1, 2002.

      No entity which is a part of the Employer other than the Company shall have any obligations to make any contributions to the Plan, pay any benefits to any Participant created by the Plan, or have any other financial obligation or liability as a result of the establishment, operation or termination of the Plan.

      3.2 From time to time the Company may, as recommended by the Compensation Committee to the Board, and approved by the Board in its complete discretion, make a

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discretionary contribution of less than twenty-five thousand (25,000) shares to a Participant's Account, for one or more Participants, to recruit or retain Participants as employees of the Company.

      3.3 All contributions to the Plan shall be made solely in the form of whole shares of the Company's common stock. For purposes of converting the Company's contribution from a dollar value as determined under Section 3.1 to a number of whole shares of the Company's common stock which shall be contributed for a quarterly contribution period as described in Section 3.4, the Fair Market Value of the Company's common stock shall be the average of the closing sales prices for the Company's common stock for a period of the last ten (10) trading days within such quarterly contribution period.

      3.4 Match Contributions shall be made to the Plan by the Company for a given Plan Year on a quarterly basis. The first quarterly Match Contribution shall be made as soon as administratively reasonable after March 31 and shall relate to contributions on compensation received or otherwise receivable by Participants on or after January 1 and on or before the next following March 31. The second quarterly Match Contribution shall be made as soon as administratively reasonable after June 30 and shall relate to contributions on compensation received or otherwise receivable by Participants after March 31 and on or before the following June 30. The third quarterly Match Contribution shall be made as soon as administratively reasonable after September 30 and shall relate to contributions on compensation received or otherwise receivable by Participants after June 30 and on or before the following September 30. The fourth quarterly Match Contribution shall be made as soon as administratively reasonable after December 31 and shall relate to contributions on compensation received or otherwise receivable by Participants after September 30 and on or before the last day of such Plan Year. However the Match Contribution for the Plan's initial Plan Year shall be made as soon as reasonable after December 31, 1995 and shall relate to contributions on compensation received or otherwise receivable by Participants during the month of December 1995.

      Discretionary contributions made pursuant to Section 3.2 may be made at any time.

      3.5 All contributions to the Plan made by the Company shall be held as an asset of the Company, and the Company shall deposit such contributions (less any applicable tax withholding required by law) into the Trust.

      3.6 The Company, through the Plan Administrator, has the power to establish rules and from time to time to modify or change such rules governing the manner and method by which contributions are made, but only the Compensation Committee may change the contribution formula set forth in Section 3.1 of the Plan.

      3.7 All deposits to the Trust made under the Plan on behalf of a Participant shall be reflected by a credit in the same amount to such Participant's Account. A Participant's Account is a bookkeeping record of all amounts deposited in the Trust on behalf of such Participant, and any earnings allocated to such Account as provided in the Plan, for purposes of determining the Participant's interest in the Trust, and shall be accounted for and reported in terms of whole

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shares of the Company's common stock.

      3.8 Notwithstanding any other provision of the Plan to the contrary, the maximum number of shares which may be contributed to the Plan shall be one hundred thousand (100,000) shares of the Company's common stock. However, in the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, appropriate adjustments shall be made in the number and class of shares subject to the Plan. If a majority of the shares which are of the same class as the shares that are contributed under the Plan are exchanged for, converted into, or otherwise become (whether or not pursuant to an Ownership Change Event) shares of another corporation (the "New Shares"), the shares under this Plan shall automatically be exchanged for such New Shares. In the event of any such amendment, the number of shares under the Plan shall be adjusted in a fair and equitable manner as determined by the Board, in its discretion. Notwithstanding the foregoing, any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number.

                                    ARTICLE 4
                          WITHDRAWALS DURING EMPLOYMENT

      4.1 A Participant may request a withdrawal of some or all of his or her benefits from the Plan while remaining employed by the Employer, but whether or not such a request is approved shall be in the sole discretion of the Plan Administrator.

                                    ARTICLE 5
             EARNINGS ON PARTICIPANTS' ACCOUNTS AND PLAN INVESTMENTS

      5.1 All contributions will be made in shares of the Company's common stock. In the event that the Trust for any reason holds cash or other property sufficient to purchase a whole share of the Company's common stock, the Trustee shall arrange to acquire additional shares of the Company's common stock, either by purchasing such shares in the public market or by acquiring such shares directly from the Company. In the event that the Trust for any reason holds cash or other property in an amount insufficient to purchase a whole share of the Company's common stock, such amount shall be held in cash or a cash equivalent determined by Plan Administrator.

      5.2 All contributions and other amounts governed by the terms of the Plan and Trust Agreement, including all investments purchased with such amounts and all income attributable thereto, shall remain (until distributed to a Participant or Beneficiary) the property of the Company as provided under the Plan and Trust Agreement and shall be subject to the claims of the Company's general creditors in the event of the Company's financial insolvency. No Participant or Beneficiary shall have any secured or beneficial interest in any property, rights or investments held by the Company, the Employer or the Trustee in connection with the Plan.

      5.3 Each Participant's Account shall be invested in shares of the Company's

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common stock and shall be accounted for and reported in terms of whole shares of the Company's common stock.

      5.4 Earnings shall be calculated and allocated as of the last day of each Plan Year and such other dates as shall be determined by the Plan Administrator in the Plan Administrator's sole discretion.

      5.5 Notwithstanding any other provision of the Plan to the contrary, and intending to elaborate on the other provisions of this Article 5, any transaction which might cause the Trust to hold any property other than a single class of the Company's securities (such as cash) as a result of any transaction (such as the payment of a cash dividend), and after the completion of such transaction that other property does not comprise a majority of the Plan's assets (by value) held by the Trust, then such property after having been properly allocated to Participant's Accounts shall be used to purchase additional whole shares of the Company's common stock pursuant to the provisions of the Trust Agreement. Shares of Company common stock acquired pursuant to this
Section 5.5 and the applicable provisions of the Trust Agreement shall be allocated to each Participant's Account in relation to the number of whole shares of Company common stock purchased with the amount of such other property previously allocated to such Participant's Account. Any shares of Company common stock acquired pursuant to this Section 5.5 shall be, unless otherwise determined by the Plan Administrator prior to any such purchase, one hundred percent (100%) vested as of the date of purchase regardless of the vesting percentage otherwise applicable to the Participant's Account as determined in accordance with Article 7.

                                    ARTICLE 6
                                   BENEFICIARY

      6.1 The Participant's Enrollment Agreement shall designate the Beneficiary who is to receive a distribution of the value of a Participant's Account in the event of such Participant's death. If the Participant has not properly designated a Beneficiary, or if for any reason such designation shall not be legally effective, or if said designated Beneficiary shall predecease the Participant, then the Participant's Beneficiary shall be determined by the terms of the Executive Retirement Plan. The other terms and conditions of a Participant's selection of a Beneficiary shall also be determined by the Executive Retirement Plan.

                                    ARTICLE 7
                                     VESTING

      7.1 The value of a Participant's Account at the time of vesting (i. e., to the extent not forfeited earlier) shall vest in accordance with whichever one of the following schedules results in e largest vested balance in such Participant's Account:

            (a) One hundred percent (100%) shall be vested upon the occurrence of such Participant's death, termination of employment on account of total and permanent disability, or attainment of Normal Retirement Age while employed by the Employer. "Total and permanent

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disability" means a medically determinable physical or mental impairment which renders the Participant unable to engage in any substantial gainful activity and which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

            (b) One hundred percent (100%) of all contributions (discretionary and nondiscretionary) made on the Participant's behalf for a Plan Year shall be vested on the first day of the eleventh Plan Year that follows such Plan Year, provided that the Participant has not terminated employment with all Employers by that date.

            (c) For a Participant who has attained at least age 61 and has completed three (3) Years of Service for Vesting (as defined in the Executive Retirement Plan), then the value of such Participant's Account shall be vested on the day on which the foregoing conditions are satisfied, provided that the Participant has not terminated employment with all Employers by that date (the "Age 61 & 3 Vesting Date"), in an amount determined by multiplying the value of such Participant's Account, on such date, by the product of 20% multiplied by the number of whole years (with fractional years rounded down) by which such Participant's age exceeds 60. On each anniversary of the Age 61 & 3 Vesting Date thereafter, the vested value of such Participant's Account shall be recalculated again by using the formula for calculating the vested value of such Participant's Account on the Age 61 & 3 Vesting Date, provided that the Participant has not terminated employment with all Employers by that date.

            (d) In determining the vesting of persons who were Participants in the Plan on o prior to April 24, 1998, the following vesting schedule shall also be considered. Upon satisfaction of the age and service requirements for Early Retirement Age while employed by the Employer, then such a Participant's Account shall become vested in that percentage determined according to the following formula: one hundred percent (100%) reduced by ten percent (10%) for each full six-month period during which the Participant must remain employed with the Employer in order to reach his or her Normal Retirement Age while employed by the Employer. Upon completing each additional six-month period of employment with the Employer after having attained Early Retirement Age while employed by the Employer, such a Participant's Account shall be vested in an additional ten percent (10%).

            (e) Partially or fully vested in the complete discretion of the Compensation Committee.

            (f) One hundred percent (100%) vested in the event of a Change of Control, if at any time within twenty-four (24) months of the Change of Control, the Participant's employment with the Employer is involuntarily terminated by the Employer without Cause, or if such employment is voluntarily terminated by the Participant with Good Reason (which Good Reason must occur at or after the time of the Change of Control).

            (g) Effective January 1, 2000, for determining the vesting of contributions (whenever made) to the account of a person who is a Participant on or after that date the following schedule shall also be considered: twenty-five percent (25%) of the contributions

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relating to a given Plan Year (including any earnings thereon) shall vest at the end of each Plan Year thereafter; provided, however, that (i) the Participant is an employee of the Employer for the entire duration of such subsequent Plan
Year, and (ii) the Participant is deferring compensation into the Executive Retirement Plan during that subsequent Plan Year. If the Participant takes an unpaid leave of absence that either is approved by the Employer or is legally required to be made available to the Participant, and from which it is anticipated that the Participant will return to service as an employee of the Employer, then the duration of that leave of absence will not be considered for purposes of determining whether the Participant has been employed for the entire duration of a Plan Year (e. g., vacation, sabbatical, paid time off for illness or injury of the Participant or to care for a member of the Participant's family or circle of friends due to that person's illness or injury are instances in which the Participant would be anticipated to return to active service as an employee of the Employer). If the Participant is not an employee of the Employer for the entire duration of a subsequent Plan Year or is not deferring compensation into the Executive Retirement Plan during such subsequent Plan
Year, then all further vesting under this provision shall be suspended for that Participant. Suspended vesting installments relating to contributions made to a Participant's Account for a particular Plan Year shall vest as follows: (i) the suspended vesting installment that would have been first to vest if the above conditions had been met shall vest at the end of the next Plan Year following such suspension in which (A) the Participant is an employee of the Employer for the entire duration of such Plan Year, and (B) the Participant is deferring compensation into the Executive Retirement Plan during such Plan Year; and (ii) only one suspended vesting installment of the suspended vesting installments relating to contributions made for a particular Plan Year shall vest in that later Plan Year. The other suspended vesting installments relating to contributions made to a Participant's Account for a particular Plan Year shall vest one at a time in later Plan Years in which the conditions set forth in the preceding sentence are met.

      7.2 For purposes of Sections 7.1 (b), (c) and (d) (including the calculation of Years of Service for Vesting), a Participant's service and employment with Leap Wireless International, Inc. (" Leap") shall be treated as service and employment with the Employer if such Participant commenced employment with Leap on or before October 1, 1998 and such employment was immediately subsequent to employment with the Employer.

      7.3 For purposes of Sections 7.1(b), (c) and (d) (including the calculation of Years of Service for Vesting), a Participant's service and employment with Wireless Knowledge, Inc. 10. ("WK") shall be treated as service and employment with the Employer if such Participant (i) received a discretionary contribution pursuant to Section 3.2, (ii) commenced employment with WK on or before April 1, 1999 and (iii) such employment was concurrent with, or immediately subsequent to, employment with the Employer or an Affiliate.

      7.4 For purposes of Sections 7.1(b), (c) and (d) (including the calculation of Years of Service for Vesting), a Participant's service as a member of the Board shall be treated as service and employment with the Employer if, after such Participant's termination of employment, the Participant continues to provide services to the Employer as a member of the Board, as such Participant shall not be deemed to have terminated employment merely because such Participant ceased to be an Eligible Employee, provided such Participant continues to provide service to the

Employer as a member of the Board.

      7.5 Notwithstanding the vesting of some or all of the amounts credited to Participants' Accounts under the Plan, all amounts credited to all Participants' Accounts shall remain available to satisfy the claims of the Company's creditors in the event of the Company's financial insolvency as defined in the Trust Agreement. Amounts credited to a Participant's Account which are not vested at the time that the Participant terminates employment with the Employer shall be forfeited and applied to reduce the Company's future contributions or to pay costs associated with the operation and administration of the Plan. A Participant who forfeits any such amounts shall have no rights to the restoration of such amounts in the event that he or she once again becomes employed by the Employer and is eligible to participate in the Plan.

                                    ARTICLE 8
                            DISTRIBUTION OF BENEFITS

      8.1 A Participant shall automatically receive a distribution of his or her vested benefits in the Plan as soon as administratively reasonable following the termination of the Participant's employment with the Employer. The amount of such distribution shall be equal to the final balance of such vested benefits credited to such Participant's Account as of the date of such termination, plus any subsequent contributions. The distribution shall be paid only in whole shares of the Company's common stock or stock of Leap Wireless International, Inc., a Delaware corporation and any succeeding or continuing corporation of the foregoing. A distribution of vested benefits will be made to such Participant based upon the payment option elected by the Participant. The forms of payment options and the terms and conditions for making and changing an election regarding a payment option shall be the same as provided for under the Executive Retirement Plan.

      8.2 Any benefits paid upon the death of a Participant must be paid to the Beneficiary designated by such Participant in the Enrollment Agreement. Such death benefits shall be paid in the form of payment determined under the Executive Retirement Plan.

      8.3 In the event that a Participant or Beneficiary elects to receive his or her distribution in the form of installment payments in accordance with the terms of the Executive Retirement Plan, the Plan Administrator shall require that all installment payments be made solely in whole shares of the Company's common stock and shall direct the Trustee to make such payments in accordance with that requirement.

      8.4 The Plan Administrator shall have the authority to withhold from a distribution to a Participant or Beneficiary or from a Participant's Account any amount needed to satisfy the Employer's income or employment withholding tax obligations with respect to such distribution or upon the vesting of a Participant's Account and may also arrange with the Participant to allow the Participant to make payment to the Employer to satisfy such obligations.

      8.5 In the event that any distribution from the Plan received or to be received by a Participant (a "Distribution") would (i) constitute a "parachute payment" within the meaning of

Section 280G of the Code, and (ii) but for this Section 8.5, cause the Participant to become subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax") or increase such Participant's Excise Tax liability, then such Distribution may be reduced to the largest amount which the Participant, in his or her sole discretion, determines would result in no portion of the Distribution being subject to the Excise Tax. The determination by a Participant of any reduction shall be conclusive and binding upon the Employer, the Company, and the Plan Administrator. The Plan Administrator shall reduce a Distribution only upon written notice by the Participant indicating the amount of such reduction and/or shall accept the return of some or all of a Distribution previously made to a Participant. Any amounts returned to the Plan pursuant to this Section 8.5 shall be treated as a forfeiture and shall be used to reduce the Company's future contributions to the Plan or to pay costs associated with the operation and administration of the Plan.

      8.6 For purposes of this Article 8, the following shall be deemed to be employment of the Participant with the Employer: (i) employment by an Affiliate,
(ii) the provision of consulting services to the Employer or Affiliate, (iii) the provision of services to the Employer as a member of the Board that is simultaneous and immediately after the termination of employment with the Employer or an Affiliate, (iv) employment by Leap Wireless International, Inc. that commences prior to October 1, 1998, and is simultaneous with or immediately after employment with the Employer or an Affiliate, and (v) if the Participant has received a discretionary contribution pursuant to Section 3.2, then employment by WK that commences prior to April 1, 1999, and is simultaneous with or immediately after employment with the Employer or an Affiliate.

      8.7 Distributions of benefits in accordance with a Domestic Relations
Order:

            (a) Notwithstanding anything in this Plan to the contrary, the Plan Administrator, or such other entity as may be designated by the Employer in accordance with Article 9, may, in its sole and absolute discretion, permit an immediate distribution of all or a portion of a Participant's vested benefit the Plan to the former spouse of the Participant if:

                  (1) the Plan Administrator receives an executed, final order of a state court which grants a divorce or otherwise acts to dissolve a marriage and in accordance with such divorce or dissolution awards the former spouse a portion of the vested benefits of the Participant under this Plan ("Domestic Relations Order");

                  (2) the Plan Administrator determines, in its sole and absolute discretion, that the Plan shall be subject and abide by the terms of such Domestic Relations Order, that the Domestic Relations Order satisfies all the requirements of this Section 8.7 and that the Plan Administrator deems such Domestic Relations Order to be acceptable in all other respects and in accordance with any and all policies of the Employer and the administration of this Plan;

                  (3) the Domestic Relations Order only purports to provide benefits to the Participant's former spouse as a result of the divorce or dissolution of marriage of such former spouse from the Participant;

                  (4) the only individual permitted to receive benefits in lieu of the Participant under the Domestic Relations Order is the former spouse of such Participant;

                  (5) the benefits claimed by the former spouse under the Domestic Relations Order only relate to, and shall be made payable only from, that portion of the Participant's vested benefits under this Plan;

                  (6) the Domestic Relations Order provides for an immediate lump sum only and does not require any benefit to be paid to a former spouse of a Participant at such times and in such amounts as may be otherwise payable to the Participant;

                  (7) the Participant consents to the distribution of benefits pursuant to the Domestic Relations Order;

                  (8) the Domestic Relations Order does not require the payment of any benefit in excess of the Participant's vested plan benefit;

                  (9) the immediate distribution of benefits under the Domestic Relations Order does not violate any applicable federal or state securities laws or result in the imposition of any excise tax or loss of income tax deduction to the Employer; and

                  (10) the Domestic Relations Order shall only apply to this Plan and the Qualcomm Incorporated Executive Retirement Matching Plan.

            (b) If the requirements of Section 8.7(a) are satisfied, and the Plan Administrator has determined in accordance with Section 8.7(a) that the Plan shall accept the Domestic Relations Order, then the Plan Administrator shall direct the Trustee to provide an immediate distribution to the former spouse equal to the former spouse's benefit as set forth in the Domestic Relations Order. The distribution shall be made from the Participant's vested Account and the Participant's vested Account shall be reduced by the amount of the distribution to the Participant's former spouse. In no event shall the Plan establish an Account under the Plan for a former spouse pursuant to a Domestic Relations Order.

            (c) The Plan Administrator may adopt any policies and or procedures it deems necessary or appropriate to facilitate the administration of Domestic Relations Orders and to ensure that payments under Domestic Relation Orders do not jeopardize the Plan's non-qualified deferred compensation status or adversely impact the income tax consequences of the Plan.

            (d) The Plan Administrator shall, unless provided with a legal opinion to the contrary from counsel for the Participant and/or the former spouse of such Participant, for income tax reporting and withholding purposes treat the payment of benefits to the former spouse under a Domestic Relations Order as a payment made to the Participant. Accordingly, the Plan Administrator will report the payment as income to the Participant and withhold taxes based on such payment.

            (e) Any decision by the Plan Administrator, or the lack thereof, regarding any Domestic Relations Order shall only be applicable to benefits provided under this Plan, and any such decision shall not require the Employer to abide by the terms of such a Domestic Relations Order with respect to any other Employer benefit plan, arrangements or policy (including without limitation, any stock option plan, employee stock purchase plan or other unfunded benefit arrangement).

                                    ARTICLE 9
                                 ADMINISTRATION

      9.1 The Plan Administrator shall be a committee of one or more individuals which has the authority to control and manage the operation and administration of the Plan. The Plan Administrator may also be referred to as the Plan Committee. Administrative concerns of the Plan include, but are not limited to, the enrollment of Eligible Employees as Participants, the maintenance of all records, the direction of the Trustee to distribute benefits to Participants and their Beneficiaries, the interpretation of the Plan, and the establishment of rules and procedures for the operation of the Plan Committee. The initial number of members of the Plan Committee shall be three (3), until such number is changed by the approval of the majority of the Plan Committee. A member of the Plan Committee must be an employee of the Employer or member of the Board and shall continue to serve until such member (i) resigns, (ii) is removed or (iii) terminates employment with the Employer and no longer serves on the Board for any reason. The approval of at least two-thirds of the members of the Plan Committee shall be required to remove a member of the Plan Committee. A majority of the remaining members of the Plan Committee may fill one or more vacancies on the Plan Committee. The Plan Committee may allocate and delegate some or all of its responsibilities described in this Article 9. The Plan Committee's authority under this Article 9.1 shall at times be subject to the ability of the Compensation Committee to remove any or all of the members of the Plan Committee for any reason, change the number of members of the Plan Committee, fill vacancies on such committee, and establish rules and procedures for such committee.

      9.2 Any decision or action of the Plan Administrator with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated thereunder or a Participant's Enrollment Agreement shall be final and conclusive and binding upon all persons having any interest in the Plan.

      9.3 All costs and expenses related to the operation and administration of the Plan shall be paid by the Company.

                                   ARTICLE 10
                                  MISCELLANEOUS

      10.1 AMENDMENT OF PLAN. The Company reserves the right to amend any provisions of the Plan at any time upon an action by a majority of the Plan Committee or the Compensation Committee to the extent that it may deem advisable without the consent of the Participant or any Beneficiary; provided, however, that no such amendment shall impair the rights of any Participant or Beneficiary with respect to either contributions made or authorized before such amendment or any earnings on such contributions credited to a Participant's Account before such amendment. Notwithstanding the foregoing, the formula for determining the Employer's contributions may only be amended by the Board or the Compensation Committee. Any such amendment to the Plan shall be submitted for the approval of the Company's stockholders if such approval is required to comply with the requirements of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or the terms of any listing agreement with any established securities exchange or automated quotation system (including NASDAQ) on which the Company's common stock is listed for trading, or for any other reason determined by the Board or the Compensation Committee after consulting with legal counsel.

      10.2 TERMINATION OF PLAN. The Company reserves the right to terminate the Plan at any time upon an action by the Board or the Compensation Committee. Distribution of any benefits to a Participant shall generally commence only upon the occurrence of the termination of employment of a Participant; provided, however, that the Plan Administrator shall retain the sole discretion to make payment to a Participant in the form of a single, lump sum distribution at any time following the termination of the Plan.

      10.3  TRANSFERS TO OTHER PLANS.

            (a) In the event that a Participant employed by the Employer or an Affiliate of the Employer simultaneously or subsequently becomes employed by Leap Wireless International, Inc., the Plan Administrator shall have the right, but no obligation, to direct the Trustee to transfer funds in an amount equal to the amount credited to such Participant's Account (the "Transferred Account") to a trust established under a Transferee Plan. The Plan Administrator shall determine, in its sole discretion, whether such transfer shall be made and the timing of such transfer. Such transfer shall be made only if, and to the extent that, approval of such transfer is obtained from the Trustee.

            (b) For purposes of this Section 10.3, "Transferee Plan" shall mean an unfunded, nonqualified deferred compensation plan described in Sections 201(2), 301(a)(3) and. 401(a)(l) of the Employee Retirement Income Security Act of 1974 (" ERISA") maintained by Leap Wireless International, Inc.

            (c) No transfer shall be made under this Section 10.3 unless the Participant for whose benefit the Transferred Account is held executes a written waiver of all of such Participant's rights and benefits under this Plan in such form as shall be acceptable to the Plan Administrator.

      10.4  TRANSFERS IN FROM OTHER PLANS.

            There may be transferred directly from the trustee of another nonqualified, funded, deferred compensation plan ("Other Plan") to the Trustee, subject to the approval of the transferor corporation maintaining the Other Plan, the Plan Administrator, and the Eligible Employee, funds in an amount not to exceed the amount credited to the Other Plan accounts maintained for the benefit of that Eligible Employee. Amounts transferred pursuant to this Section 10.4, and any gains or losses allocable thereto, (i) shall be accounted for separately ("Transfer Account") from amounts otherwise allocable to the Eligible Employee under this Plan, and (ii) the Transfer Account shall be distributed in accordance with the Eligible Employee's deferral election under the Other Plan, as such election may be amended pursuant to the terms of the Other Plan. Subsequent earnings on the amount in the Transfer Account shall be credited to a separate account for the Eligible Employee established pursuant to this Plan and shall be determined under the Plan's investment procedures in Article 5.

      10.5 The Plan Administrator may at any time make rules as it determines necessary regarding the administration of the Plan which are not inconsistent with the Plan.

      10.6 The Plan Administrator may, from time to time, hire outside consultants, accountants, actuaries, legal counsel, or recordkeepers to perform such tasks as the Plan Administrator may from time to time determine.

      10.7 In the event that any Participants are found to be ineligible, that is, not members of a select group of management or highly compensated employees eligible to participate in a Top Hat Plan, according to a determination made by the United States Department of Labor, the Plan Administrator will take whatever steps it deems necessary, in its sole discretion, to equitably protect the interests of the affected Participants.

      10.8 Except as set forth in Section 8.7, no benefits under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. The provisions of the Plan shall be binding upon and inure to the benefit of the Company, the Employer and Participants and their respective successors, heirs, personal representatives, executors, administrators, and legatees.

      Notwithstanding any other provision in the Plan to the contrary, any amount credited to a Participant's Account shall be paid from the Trust only to the extent that the Company is not financially insolvent at the time of such payment. Whether or not the Company is financially insolvent shall be determined by the Trustee in the Trustee's sole discretion based upon the standard for financial insolvency set forth in the Trust Agreement. Any benefits under the Plan represent an unfunded, unsecured promise by the Company to pay these benefits to the Participants when due. A Participant has no greater right to any assets in the Trust than the general creditors of the Company in the event that the Company shall become financially insolvent. Trust assets can be used to pay only benefits under the Plan or the claims of the Company's general creditors or the expenses of administering the Plan and Trust to the extent permitted under the terms of the Trust Agreement.

      10.9 The Plan, the Trust Agreement, and the Participant's Enrollment Agreement, and any subsequently adopted amendment to any of these documents, shall constitute the total agreement or contract between the Company and such Participant regarding the Plan. No oral statement regarding the Plan may be relied upon by the Participant. If there are any conflicts between the terms of the Plan and the Trust Agreement, and a Participant's Enrollment

Agreement, the terms of the Plan and the Trust Agreement shall control.

      10.10 The terms and conditions of the Plan shall not be deemed to constitute a contract of employment between the Employer and the Participant. Such employment is hereby acknowledged to be an "at will" employment relationship that can be terminated at any time for any reason, with or without cause, unless expressly provided in a written employment agreement or expressly provided by law. Nothing in the Plan shall be deemed to give a Participant the right to be retained in the service of the Employer, or to interfere with the right of the Employer to discipline or discharge the Participant at any time.

      10.11 If any change is made to the Company's common stock because of a change in the Company's capital structure not involving the receipt of consideration by the Company, whether through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise, then the class(es) and number of shares held by the Trust will be appropriately adjusted to reflect the impact of such change upon the Company's stockholders. The conversion of any convertible securities issued by the Company shall not be considered a transaction "involving the receipt of consideration by the Company." In the event that such change causes the Trust to hold substantially all of its assets in securities of the Company or a successor corporation to the Company other than the Company's common stock, references in the Plan to the Company's common stock shall mean such securities. After the occurrence of a transaction described in this Section 10.11, the rounding rules set forth in Section 5.5 shall be applied to ensure that each Participant's Account shall be invested in the shares of the Company's common stock (or such other securities) and shall be accounted for and reported in terms of whole shares of the Company's common stock (or such other securities).

      10.12 The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan the authority as may be required to contribute and distribute shares of the Company's common stock, provided, however, that this undertaking shall not require the Company to register under the Securities Act of 1933, as amended, or comparable securities law of any other applicable jurisdiction, shares of the Company's common stock or any participation interest in the Plan deemed to be a security. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance of stock to the Plan or distribution of stock from the Plan, the Company shall be relieved from any liability for failure to issue the Company's common stock to the Plan, and the Company, Employer, Plan Administrator and/or the Trustee shall be relieved from any liability for failure to distribute the Company's common stock from the Plan, as applicable, unless and until such authority is owned.

      10.13 This Plan shall be construed under the laws of the State of California, except to the extent that the laws of the State are preempted by ERISA.

      IN WITNESS WHEREOF, the Plan is hereby adopted by a duly authorized officer of QUALCOMM, Incorporated on this 17 day of July, 2003.


                                             QUALCOMM, INC.

                                             By: /s/ Dan Sullivan
                                                 ______________________________
                                             Name:   Dan Sullivan
                                                 ______________________________
                                             Title:  Executive Vice President,
                                                     Human Resources

                                                 ______________________________

                                             By: /s/ Marge Fitch
                                                 ______________________________
                                             Name:   Marge Fitch
                                                 ______________________________
                                             Title:  Director of Benefits
                                                 ______________________________


                                             By: /s/ Jamie Henson
                                                 ______________________________
                                             Name:   Jamie Henson
                                                 ______________________________
                                             Title:  Senior Director, Finance
                                                 ______________________________